SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report: February 13, 1998
(Date of earliest event reported)

Commission File No. 333-40467

     PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV (as depositor under the Sale and Servicing Agreement, dated as of December 1, 1997, relating to the Empire Funding Home Loan Owner Trust 1997-5, Home Loan Asset Backed Notes, Series 1997-5)


                 PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV


             Delaware                                       06-1204982
     (State of Incorporation)               (I.R.S. Employer Identification No.)

1285 Avenue of the Americas
New York, New York                                              10019
Address of principal executive offices                        (Zip Code)



                                 (212) 713-2000
                       Registrant's Telephone Number, including area code



(Former name, former address and former fiscal year, if changed since last report)

ITEM 5.      Other Events

     On February 13, 1998 Empire Funding Home Loan Owner Trust 1997-5 (the "Issuer") completed the purchase of the Subsequent Loans pursuant to Section
2.06 of the Sale and Servicing Agreement, dated as of December 1, 1997 (the "Sale and Servicing Agreement") among the Issuer, PaineWebber Mortgage Acceptance Corporation IV, a Delaware corporation (the "Registrant"), Empire Funding Corp. (the "Transferor"), and U.S. Bank National Association (the "Indenture Trustee"). The Subsequent Loans were transferred to the Issuer pursuant to the Subsequent Transfer Agreement, dated as of February 13, 1998 (the "Subsequent Transfer Agreement"), among the Transferor, the Issuer and the Indenture Trustee. Attached as Exhibit 99 are certain characteristics of all the Loans as of January 31, 1998 (the "Cut-Off Date").

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Sale and Servicing Agreement.

ITEM 7.      Financial Statements and Exhibits

             (c) Exhibits

Item 601(a)
of Regulation S-K
Exhibit No.                                     Description
-----------                                     -----------

    99                                          Description of the Loans

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    PAINEWEBBER MORTGAGE
                                    ACCEPTANCE CORPORATION IV


February 13, 1998

                                    By:    /s/ Joseph Piscina
                                           ------------------
                                           Joseph Piscina
                                           Director

                                INDEX TO EXHIBITS


                                                                 Paper (P) or
Exhibit No.                         Description                  Electronic(E)
-----------                         -----------                  -------------

99                                  Description of the Loans           E